Alston&Bird llp

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www.alston.com

January 30, 2013

Keryx Biopharmaceuticals, Inc.

750 Lexington Avenue

New York, New York 10022

Ladies and Gentlemen:

We are counsel for Keryx Biopharmaceuticals, Inc., a Delaware corporation (the “Company”). We have represented the Company in connection with the Company’s filing of a shelf registration statement on Form S-3 (File No. 333-171517) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on January 3, 2011, and declared effective by the Commission on January 28, 2011, as well as this registration statement filed in connection thereto under Rule 462 of the Securities Act (together the “Registration Statement”).

We are furnishing this opinion letter to you pursuant to the Securities Act, in connection with the Company’s issuance and sale of shares (the “Shares”) of the Company’s common stock, $0.001 par value (the “Common Stock”), pursuant to the Registration Statement.

In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, including, without limitation, resolutions adopted by the boards of directors or other governing bodies or controlling entities of the Company and the organizational documents of the Company, certificates of officers and representatives (who, in our judgment, are likely to know the facts upon which the opinion or confirmation will be based) of the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied upon the representations and warranties made in the agreements and other documents entered into or to be entered into by the Company in connection with the issuance of the Shares, certificates and statements of responsible officers of the Company, and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion or belief as to matters that might have been disclosed by independent verification.

Atlanta • Charlotte • Dallas • Los Angeles • New York • Research Triangle • Silicon Valley • Ventura County • Washington, D.C.

In our examination of the relevant documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Our opinion set forth herein is limited to the General Corporation Law of the State of Delaware, the laws of the State of New York, and the federal law of the United States, and we do not express any opinion herein concerning any other laws.

Based upon the foregoing, and subject, in all respects, to the assumptions, qualifications and limitations set forth in this opinion letter, it is our opinion that:

The issuance of the Shares has been duly authorized and upon issuance and delivery of the Shares against full payment therefor, the Shares will be validly issued, fully paid and nonassessable.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement, and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our prior express written consent. The only opinion rendered by us consists of those matters set forth in the paragraph above, and no opinion may be implied or inferred beyond the opinion expressly stated. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Alston & Bird LLP

By: /s/ Mark F. McElreath

Mark F. McElreath

A Partner